Parker Drilling Company Files Form 25 to Voluntarily Delist its Common Stock from the New York Stock Exchange
HOUSTON, January 29, 2020 – Parker Drilling Company (NYSE: PKD) (the “Company”) today filed a Form 25 with the Securities and Exchange Commission (“SEC”) to voluntarily delist its shares of common stock from trading on the New York Stock Exchange in connection with its previously announced plan to deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects that the delisting will occur ten calendar days after the filing of the Form 25 so that trading will be suspended on February 10, 2020 prior to the market opening. Following the delisting, the Company’s Board of Directors (the “Board”) will evaluate updated ownership data to ascertain the aggregate costs within the ranges of stock split ratios that the Company’s stockholders approved at a special meeting on January 9, 2020. Based upon this analysis, the Board will determine the appropriate ratio to effectuate a reverse stock split, which will be followed immediately by a forward stock split. As previously disclosed, the Board, at its sole discretion, may elect to abandon the stock splits and the overall deregistration process for any reason, including if it determines that effectuating the stock splits would be too costly. Assuming the Board determines to proceed with the stock splits and the overall deregistration process, the Company will file with the State of Delaware certificates of amendment to the Company’s certificate of incorporation to effectuate the stock splits. Following the effectiveness of the stock splits, the Company will file a Form 15 with the SEC certifying that it has less than 300 stockholders, which will terminate the registration of the Company’s common stock under Section 12(g) of the Exchange Act. At this time, the Company believes that any reverse stock split ratio within the previously approved range would reduce the number of record holders below 300, which is the level at or above which the Company is required to file reports with the SEC.
For more information regarding the Company’s deregistration and delisting transaction, please refer to the definitive proxy statement on Schedule 14A filed with the SEC on November 25, 2019.
About Parker Drilling
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators through the use of Parker-owned and customer-owned rig fleets in select U.S. and international markets, specializing in remote and harsh environment regions. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.
Forward-Looking Statements
This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Such forward-looking statements include statements about the perceived benefits and costs of the proposed transaction, the number of shares of the Company’s common stock that are expected to be cashed out in the proposed transaction and the timing and stockholder approval of the proposed transaction. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in such forward-looking statements. Accordingly, actual results may differ materially from such forward-looking statements. The forward-looking statements relating to the transaction discussed above are based on the Company’s current expectations, assumptions, estimates and projections about the Company and involve significant risks and uncertainties, including the many variables that may impact the Company’s projected cost savings, variables and risks related to consummation of the proposed transaction, SEC regulatory review of the Company’s filings related to the proposed transaction, and the continuing determination of the Board of Directors and the Finance and Strategic Planning Committee that the proposed transaction is in the best interests of all stockholders. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.
Contact:
Investor Relations
(+1) (281) 406-2000
IR@parkerdrilling.com